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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-39528, 333-45682, 333-60794, 333-83844, 333-104771, 333-112324, 333-122845, 333-131700, 333-140862, 333-149104 and 333-158938) pertaining to the stock incentive and employee stock purchase plans of Silicon Laboratories Inc. of our reports dated January 31, 2014, with respect to the consolidated financial statements and schedule of Silicon Laboratories Inc., and the effectiveness of internal control over financial reporting of Silicon Laboratories Inc., included in this Annual Report (Form 10-K) for the fiscal year ended December 28, 2013.

/s/ ERNST & YOUNG LLP

Austin, Texas
January 31, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm